Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT
Subsidiaries of the Registrant and Jurisdiction of Incorporation or Organization:
Portfolio Recovery Associates, LLC - Delaware
PRA Receivables Management, LLC - Virginia
PRA Auto Funding, LLC - Virginia
PRA Holding I, LLC - Virginia
PRA Holding II, LLC - Virginia
PRA Holding III, LLC - Virginia (Doing business as PRA Café)
PRA Holding IV, LLC - Virginia
PRA Holding V, LLC - Virginia
Claims Compensation Bureau, LLC - Delaware
PRA Financial Services, LLC -Virginia
PRA Australia Pty Ltd - Australia
PLS Holding I, LLC - Virginia
PLS Holding II, LLC - Virginia
PRA Location Services - Virginia
PRA Government Services, LLC - Delaware (Sometimes doing business as RDS and BPA)
MuniServices, LLC - Delaware (Sometimes doing business as PRA Government Services)
PRA Professional Services, LLC - Virginia
SHCO 70 S.a.r.l. - Luxembourg
SHCO 70 S.a.r.l. - U.S. Branch, LLC - Virginia
SHCO 61 S.a.r.l. - Luxembourg
SHCO 61 S.a.r.l. - U.S. Branch, LLC - Virginia
SHCO 60 S.a.r.l. - Luxembourg
SHCO 54 S.a.r.l. - Luxembourg
SHCO 54 S.a.r.l., Zug Branch - Switzerland
PRA Group (UK) Ltd. - United Kingdom (England and Wales)
PRA U.K. Holding Pty Ltd - United Kingdom (England and Wales)
PRA U.K. Management Services Ltd - United Kingdom (England and Wales)
Portfolio Recovery Associates U.K. Ltd - United Kingdom (England and Wales)
PRA Servicing Ltd - United Kingdom (England and Wales)
Mackenzie Hall Holdings, Limited. - United Kingdom (England and Wales)
Mackenzie Hall Limited - United Kingdom (Scotland)

Mackenzie Hall Debt Purchase Limited -United Kingdom (England and Wales)
PRA Group Österreich Inkasso GmbH - Austria
PRA Group Österreich Portfolio GmbH - Austria
PRA Group Sverige AB - Sweden
Aktiv Kapital Acquisitions Inc. - Canada
AK NRM De Mexico S.A. de C.V. - Mexico
PRA Group Italia Srl - Italy
PRA Suomi OY - Finland
PRA Group Deutschland GmbH - Germany
Tekagel Invest 741 AS - Norway
PRA Group Europe AS - Norway
Aktiv Kapital Investment AS - Norway
Aktiv Kapital Financial Services AS - Norway
PRA Iberia SLU - Spain
PRA Group Norge AS - Norway
AK Sverige AB - Sweden
Global Finance Scandinavia AB - Sweden
Aktiv Kapital Portfolio AS - Norway
Aktiv Kapital Portfolio AS, Oslo, Zug Branch - Switzerland
PRA Group Portfolio Switzerland AG - Switzerland
Aktiv Kapital Sourcing AS - Norway
Aktiv Kapital Sourcing AS, sucursal en España, Spanish Branch - Spain
Aktiv Kapital Sourcing AS, UK Branch - United Kingdom
Aktiv Kapital Sourcing AS, Zweigniederlassung Duisburg, German Branch - Germany
Aktiv Kapital Sourcing AS, Canadian Branch - Canada
Aktiv Kapital Sourcing AS, Norge filial, Swedish Branch - Sweden
AK Nordic AB - Sweden
AK Nordic AB, Oslo Branch - Norway
Aktiv Kapital Portfolio OY - Finland
AK Portfolio Holding AB - Sweden
Crystal Production AS - Norway
Green Sea AS - Norway
Crystal Ocean AS - Norway